                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   ----------


        Date of Report (Date of earliest event reported): July 16, 1998



                           AVALON BAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)



          MARYLAND                      1-12672                  77-0404318

(State or other jurisdiction   (Commission file number)        (IRS employer
      of incorporation)                                      identification no.)



          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.


PROPERTY ACQUISITION

PRUDENTIAL CENTER APARTMENTS. On July 16, 1998, the Company acquired a 781 apartment home community located in downtown Boston, Massachusetts from The Prudential Insurance Company of America. The purchase price for this community was approximately $130 million. The purchase was funded by drawing on the Company's $600 million unsecured revolving credit facility from Morgan Guaranty Trust Company of New York, Union Bank of Switzerland and Fleet National Bank, as co-agents, and other participating banks (the "Unsecured Credit Facility"). The Unsecured Credit Facility bears interest at the London Interbank Offered Rate (LIBOR) based on rating levels achieved on the Company's senior unsecured debt and is based on a maturity selected by the Company. The current pricing is LIBOR plus .60% per annum and matures in June 2001. In addition, the Unsecured Credit Facility includes a competitive bid option for up to $400 million and two, one-year extension options. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the seller of this community.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)   Financial Statements under Rule 3-14 of Regulation S-X

(c)   Exhibit

23.1  Consent of PricewaterhouseCoopers LLP

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.



                                           AVALON BAY COMMUNITIES, INC.



Dated: August 5, 1998                      By: /s/ Thomas J. Sargeant
                                               --------------------------------
                                               Name: Thomas J. Sargeant
                                               Title: Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Avalon Bay Communities, Inc.:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in Note 2(a), of the Prudential Center Apartments for the year ended December 31, 1997. This historical summary is the responsibility of the Prudential Center Apartments' management. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statements on Forms S-3 and S-8 of Avalon Bay Communities, Inc.) and is not intended to be a complete presentation of the Prudential Center Apartments' revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in Note 2(a) of the Prudential Center Apartments for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
August 5, 1998

                        THE PRUDENTIAL CENTER APARTMENTS


             Historical Summaries of Operating Revenue and Expenses

    For the three months ended March 31, 1998 (unaudited) and the year ended
                               December 31, 1997

                             (dollars in thousands)



                                                      Three months ended       Year ended
                                                        March 31, 1998      December 31, 1997
                                                          (unaudited)           (audited)
                                                      ------------------    -----------------

Total revenue                                                $4,090              $15,304

Operating expenses:
    Property operating                                        1,472                5,876
    Real estate taxes                                           415                1,530
                                                             ------              -------

       Total operating expenses                               1,887                7,406
                                                             ------              -------

       Operating revenue in excess of operating expenses     $2,203              $ 7,898
                                                             ======              =======













See accompanying notes to historical summaries of operating revenue and expenses.

                        THE PRUDENTIAL CENTER APARTMENTS

      Notes to the Historical Summaries of Operating Revenue and Expenses

                 Three months ended March 31, 1998 (unaudited)
                        and year ended December 31, 1997

                             (dollars in thousands)


(1)    DESCRIPTION OF THE PROPERTY

       The Prudential Center Apartments (the Buildings) consist of three 27-story high-rise buildings located in downtown Boston, Massachusetts, containing 781 studio, one, two, and three-bedroom apartment homes available for lease. The Buildings were constructed in 1968.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    Basis of Presentation

              The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented as certain revenues and expenses, which may not be comparable to those expected to be incurred by Avalon Bay Communities, Inc. in the future operations of the Prudential Center Apartments, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of the Prudential Center Apartments have been excluded from expenses.

       (b)    Revenue Recognition

              Rental income attributable to residential leases is recorded when due from tenants.

       (c)    Interim Unaudited Financial Information

              The accompanying unaudited financial information for the three months ended March 31, 1998 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summaries of operating revenue and expenses for the three months ended March 31, 1998, have been included. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results for the full year.

                        THE PRUDENTIAL CENTER APARTMENTS

      Notes to the Historical Summaries of Operating Revenue and Expenses


                             (dollars in thousands)


(3) PRO FORMA TAXABLE OPERATING RESULTS AND CASH AVAILABLE FROM OPERATIONS (UNAUDITED)


     The following unaudited table is a pro forma estimate of the taxable operating income and cash available from operations of the Prudential Center Apartments for the twelve months ended March 31, 1998, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 27.5-year life. This statement does not purport to forecast actual operating results for any period in the future.


     Pro forma net operating income (exclusive of
        depreciation and amortization expense)          $8,126
     Less - estimated tax depreciation and
        amortization expense                             3,784
                                                        ------

               Pro forma taxable operating income       $4,342
                                                        ======

               Pro forma cash available from operations $8,126
                                                        ======